Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-141468) pertaining to The Goodyear Tire & Rubber Company Savings Plan for Retail Employees for our report dated June 6, 2024 with respect to the financial statements and schedule of The Goodyear Tire & Rubber Company Savings Plan for Retail Employees included in this Annual Report (Form 11-K) as of and for the year ended December 31, 2023.

/s/ Bober, Markey, Fedorovich & Company

Akron, Ohio

June 6, 2024